UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2006 .
Veridien Corporation
(Exact Name of Registrant as Specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-25555	59-3020382

(Commission File Number)	(IRS Employer Identification No.)

7600 Bryan Dairy Rd., Suite F, Largo, Florida	33777-1433

(Address of principal executive offices)	(Zip Code)
(727) 576-1600
(Registrant’s telephone number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
To implement the Plan as discussed in 8.01 below and exercising its authority under Delaware Law and the Company’s Articles of Incorporation, the Board of Directors created 3 new series of Preferred Stock: (i) 2006-A Series of Convertible Redeemable Preferred Stock; (ii) 2006-B Series of Convertible Redeemable Preferred Stock; and (iii) 2006-C Series of Convertible Redeemable Preferred Stock. These series were designated from the Company’s existing 25,000,000 Shares of Authorized Preferred Stock. See attached exhibits 3.10, 3.11 and 3.12 for features of each series.
In addition, the terms of the remaining 6,000 shares of existing 10% Cumulative Convertible Redeemable Preferred Stock (“Class A Preferred Stock”) are being amended for a period of 30 days to permit the conversion of each share of Class A Preferred Stock to Two Hundred and Fifty (250) shares of Common Stock from the current conversion rate of 1:20. This stock has been outstanding since the first quarter of 1995 and dividend have never been paid, but have accrued on these shares, thereby limiting the Company’s ability to pay dividends on its Common Stock or on other Preferred Stock. With a stated value of $ 10 per share, the 6,000 shares converting into 1,500,000 common shares equates to conversion of the stated value at the effective common share price of $0.04 (being close to the current market price).
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
To implement the Plan as discussed in 8.01 below and exercising its authority under Delaware Law and the Company’s Articles of Incorporation, the Board of Directors created 3 new series of Preference Shares: (i) 2006-A Series of Convertible Redeemable Preferred Stock,; (ii) 2006-B Series of Convertible Redeemable Preferred Stock; and (iii) 2006-C Series of Convertible Redeemable Preferred Stock. These series were designated from the Company’s existing 25,000,000 Authorized Preferred Stock. See attached exhibits 3.10, 3.11 and 3.12 for features of each series.
ITEM 8.01 OTHER EVENTS
On November 7, 2006 the Board of Directors approved a Plan of Financial Reorganization and Recapitalization. The plan is designed to reduce the debt and accrued liabilities of the Company by seeking the exchange of (i) Convertible Debenture debt (principal and accrued interest); (ii) unpaid dividends accrued on Class A Preferred Stock; and (iii) unpaid dividends accrued on Series B Preferred Stock, into equity. It is estimated that the Company’s liability for up to $ 7.5 Million of convertible debt (including accrued interest thereon) and up to $ 2.1 Million of Preferred Stock accrued and unpaid dividends will be converted to equity and satisfied with the full acceptance and implementation of this plan.
The essence of the plan is as follows:
1.	The terms of the Class A Preferred Stock shall be amended for a period of thirty (30) days after the mailing of notice thereof to the holders of the Class A Preferred Stock to permit the conversion of each share of Class A Preferred Stock to Two Hundred and Fifty (250) shares of Common Stock;

2.	The officers of this Company shall contact the holders of the Class A Preferred Stock, confirm their receipt of the notice of temporary amendment of the conversion terms and seek to secure a conversion of such shares to Common Stock;

3.	Three (3) new series of Convertible Preferred Stock are hereby authorized, being the Convertible Preferred Stock convertible at the respective rates of $.035 (2006-A), $.04 (2006-B) and $.05 (2006-C), as more specifically designated and described in the Certificates of Designation;

4.	The officers of this Company shall contact the holders of the existing Class B Preferred Stock and seek to secure a conversion of such shares to the new 2006-B series of Preferred Stock;

5.	The officers of this Company shall contact the holders of the various convertible debentures and advise them of the ability to convert to Preferred Stock (i) of series 2006-A if their existing conversion rate is less than $ 0.04; or (ii) to series 2006-B if their existing conversion rate is equal to or over $ 0.04. The officers of this Company shall seek to secure a conversion of such convertible debentures to a series of Convertible Preferred Stock;

6.	The Certificate of Incorporation of this Company shall be amended to increase the number of authorized shares of Common Stock to Eight Hundred Million shares.
After Plan implementation, the outstanding capital is projected to be as follows:

	Outstanding	Projected
	Pre-Plan	Outstanding
	November 7/06	Post-Plan *(1)
Common Shares	247,859,113	249,359,113
Class A Pref. Shares	6,000	0
Series B Pref. Shares	201,670	0
2006-A Pref. Shares (new)	0	200,607
2006-B Pref. Shares (new)	0	959,555
2006-C Pref. Shares (new)	0	0
Class A Pref. Shares Accrued & Unpaid Dividends	$66,000	$0
Series B Pref. Shares Accrued & Unpaid Dividends	$2,042,624	$0
Convertible Debentures Principal & Accrued Interest	$8,023,877	$481,570

*(1)	assumes participation in the Plan by all existing Preferred Shares holders and by the holders of $ 7.5 Million of convertible debenture debt. Readers are cautioned that not all holders may elect to participate and that the actual results of the Plan may differ materially.
ITEM 9.01 FINANCIAL STATEMENTS & EXHIBITS

(c)	Exhibit #3.10	Certificate of Designations of the powers, Preferences and Rights of the 2006-A Series of Convertible Redeemable Preferred Stock

	Exhibit #3.11	Certificate of Designations of the powers, Preferences and Rights of the 2006-B Series of Convertible Redeemable Preferred Stock

	Exhibit #3.12	Certificate of Designations of the powers, Preferences and Rights of the 2006-C Series of Convertible Redeemable Preferred Stock

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION
Dated: November 10, 2006	By: /s/ Sheldon C. Fenton

Sheldon C. Fenton
President & Chief Executive Officer

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